                                                                   EXHIBIT 10(j)

                              SECOND AMENDMENT TO
                          REPUBLIC GROUP INCORPORATED
                        KEY EMPLOYEE CONTINUATION PLAN

     This Amendment is hereby adopted by Republic Group Incorporated (the "Corporation"), a Delaware corporation having its principal office in Hutchinson, Kansas.

                                   RECITALS

     WHEREAS, the Corporation previously adopted the Republic Group Incorporated Key Employee Continuation Plan (the "Plan"); and

     WHEREAS, the Corporation desires to amend the definition of "change in control" in the Plan; and

     NOW, THEREFORE, pursuant to paragraph 2 of the Plan, the following Amendment is hereby made and shall be effective as specifically stated herein.

     1. Effective June 15, 2000, the definition of "Change in Control" in paragraph 3 of the Plan shall be revised to hereinafter be and read as follows:

          "Change in Control' means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Company, an executive officer of the Company or his Affiliates, any employee benefit plan of the Company, or any trustee of such a plan, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing thirty-five percent (35%) or more of the total voting power of the Company" then outstanding voting stock. "Affiliates" refers to those persons defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended;

     (b) a tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in the case of a tender offer described in this paragraph (ii), the Change in Control will be deemed to have occurred upon the first to occur of (a) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment stock of the Company with thirty-five percent (35%) of the total voting power of the Company's stock or (b) three (3) business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with thirty-five percent (35%) or more of the total voting power of the Company's stock when the offer terminates;

     (c) individuals who were the board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election;

     (d) there occurs a reorganization, merger or consolidation or other corporate transaction involving the Company (a "Transaction"), with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

     (e) all or substantially all of the assets of the Company are sold, liquidated or distributed.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to own beneficially under SEC Rule 13d-3 (or any similar or superseding statute or rule) from time to time in effect."

2. Effective June 15, 2000, the following sentence is added to paragraph 5 of the Plan:

     "Provided, however, that if the Participant is also a participant in the Company's Retention Bonus Plan, the amount of his Termination Payment hereunder shall be reduced by 50% of the retention bonus amount to which he becomes entitled under the Retention Bonus Plan."

3. Effective June 15, 2000, the last sentence of paragraph 8 of the Plan shall be revised to hereinafter be and read as follows:

     "Notwithstanding this provision, the Termination Payment may be reduced as provided in paragraphs 5 and 6 of the Plan."

     IN WITNESS WHEREOF, this instrument was executed on this the 6th day of June, 2000.

                                        EMPLOYER:

                                        REPUBLIC GROUP INCORPORATED



                                        By: /s/ Phil Simpson
                                           -----------------------------
                                        Name:   Phil Simpson
                                             ---------------------------
                                        Its:    Chairman of the Board
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